EXHIBIT 8.1

LIST OF MAJOR SUBSIDIARIES

(As of March 31, 2016)

Name of Major Subsidiaries	Place of Incorporation	Ownership Interest
CSI Solartronics (Changshu) Co., Ltd.	People’s Republic of China	100%
CSI Solar Technologies Inc.	People’s Republic of China	100%
CSI New Energy Holding Co., Ltd.	People’s Republic of China	100%
Canadian Solar Manufacturing (Luoyang) Inc.	People’s Republic of China	100%
Canadian Solar Manufacturing (Changshu) Inc.	People’s Republic of China	100%
CSI Cells Co., Ltd.	People’s Republic of China	100%
Canadian Solar (USA) Inc.	United States of America	100%
CSI Project Consulting GmbH	Germany	70%
Canadian Solar Japan K.K.	Japan	100%
Canadian Solar Solutions Inc.	Canada	100%
CSI Solar Power (China) Inc.	People’s Republic of China	100%
Canadian Solar EMEA GmbH	Germany	100%
Canadian Solar (Australia) Pty Limited	Australia	100%
Canadian Solar International Limited	Hong Kong	100%
Canadian Solar O and M (Ontario) Inc.	Canada	100%
Suzhou Sanysolar Materials Technology Co., Ltd.	People’s Republic of China	76%
Canadian Solar South East Asia Pte. Ltd.	Singapore	100%
Canadian Solar South Africa Pty., Ltd.	South Africa	100%
Canadian Solar Brazil Commerce, Import and Export of Solar Panels Ltd.	Brazil	100%
Canadian Solar Middle East Limited	United Arab Emirates	100%
Canadian Solar (Thailand) Ltd.	Thailand	100%
Canadian Solar Construction (USA) LLC	United States of America	100%
Canadian Solar Project K.K.	Japan	100%
CSI-GCL Solar Manufacturing (Yancheng) Co., Ltd.	People’s Republic of China	80%
Canadian Solar UK Ltd	United Kingdom	100%
Canadian Solar UK Projects Ltd	United Kingdom	100%
Changshu Tegu New Material Technology Co., Ltd.	People’s Republic of China	75%
Changshu Tlian Co., LTD	People’s Republic of China	100%
Canadian Solar Trading (Changshu) Inc.	People’s Republic of China	100%
Canadian Solar Energy Acquisition Co.	United States of America	100%
Canadian Solar UK Intermediate Limited	United Kingdom	100%
Canadian Solar UK Securities Limited	United Kingdom	100%
Canadian Solar UK Strategies Limited	United Kingdom	100%
Recurrent Energy, LLC	United States of America	100%
PT. Canadian Solar Indonesia	Indonesia	67%
Canadian Solar Manufacturing Vietnam Co., Ltd	Vietnam	100%
Canadian Solar Energy Private Limited	India	100%
Canadian Solar Australia 1 Pty Ltd	Australia	100%
Canadian Solar Energy Holding Company Limited	Hong Kong	100%
Canadian Solar UK Holding Limited	United Kingdom	100%
Canadian Solar UK Parent Limited	United Kingdom	100%
Canadian Solar UK Investment Limited	United Kingdom	100%
Canadian Solar Manufacturing (Thailand) Co.,Ltd.	Thailand	99.99992%